EXHIBIT 99.1


                          SAVANNAH FOODS & INDUSTRIES, INC.
                               BENEFIT TRUST AGREEMENT

                    BENEFIT TRUST AGREEMENT ("Trust Agreement"), dated March 14, 1996, by and between Savannah Foods & Industries, Inc., a Delaware corporation (the "Company"), and Wachovia Bank of North Carolina, N.A., as trustee of the Trust created hereby (the "Trustee").

                    WHEREAS, the Company and its subsidiaries and affiliates (collectively, the "Corporation") are or may become obligated in respect of their existing compensation and benefit plans, agreements, programs and arrangements listed on Exhibit A attached hereto and such existing and future plans, agreements, programs and arrangements as may hereafter be listed on said Exhibit A (the plans, agreements, programs and arrangements listed on said Exhibit A from time to time being collectively referred to herein as the "Plans") to make payments to or contributions on behalf of past, present or future employees or their beneficiaries; and

                    WHEREAS, for purposes of providing a source of funds for the satisfaction, in whole or in part, of the obligations of the Corporation under the Plans, the Company desires to establish a trust (the "Trust"), which is intended to constitute a grantor trust within the meaning of section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), the assets of which shall be subject to the claims of the Company's existing or future creditors;

                    NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows:

                                      ARTICLE I.

                                 PURPOSE OF THE TRUST

                    SECTION 1.1  Purpose.  The purpose of the Trust
          is to hold equity securities of the Company ("SF Securities") or other property as herein provided as a source of funds to satisfy the Corporation's obligations under the Plans. The Corporation shall continue to be liable to make all payments required to be made by the Corporation under the terms of the Plans to the extent such payments have not been made pursuant to this Trust Agreement. Distributions made from the Trust in respect of the Plans pursuant to Section 3.1 shall, to the extent of such distributions, satisfy the Corporation's obligations under the Plans.

                                     ARTICLE II.

                              TRUST AND THE TRUST CORPUS

                    SECTION 2.1 Delivery of Funds and Common Stock. 1. Concurrently with the execution of this Trust Agreement, the Company is contributing to the Trust in cash an amount equal to the aggregate par value of 2,500,000 shares of common stock of the Company, par value $0.25 per share ("Common Stock").

                    2. Concurrently with the execution of this Trust Agreement, the Company is selling to the Trustee 2,500,000 shares of Common Stock (the "Acquired Shares"), pursuant to the terms of a Stock Purchase Agreement, dated the date hereof, between the Company and the Trustee (the "Stock Purchase Agreement"), such Acquired Shares to constitute collateral for the repayment of the Note (as defined below) until released from collateral as provided herein and otherwise to be administered and disposed of by the Trustee as provided herein. Concurrently with the execution of this Trust Agreement, and pursuant to the terms of the Stock Purchase Agreement, the Trustee, at the direction of the Company, is delivering to the Company, on behalf of the Trust, (i) an amount in cash equal to the aggregate par value of the Acquired Shares, and (ii) a Note (the "Note") of the Trust in the original principal amount of $26,875,000, in payment of the remainder of the purchase price for the Acquired Shares.

                    3. The Company may sell or otherwise deliver to the Trustee additional amounts of cash or Cash Equivalents (as defined in Section 2.3 hereof) or SF Securities to be held in trust hereunder; provided, however, that the Company shall be obligated to make the contributions specified in Section 2.2 hereof.

                    SECTION 2.2 Contributions to Repay Trust Indebtedness. The Company shall contribute to the Trust in cash an amount which, when added to cash dividends received by the Trust in respect of Acquired Shares (or other SF Securities, as the case may be) and not previously applied under this Section 2.2, shall enable the Trustee to make all payments of principal and interest due under the Note (or other indebtedness of the Trust relating to the acquisition of SF Securities, as the case may be) on a timely basis or to make prepayments of such principal or interest. The Trustee shall apply all dividends and earnings paid in respect of Acquired Shares (or other SF Securities) to the payment of principal and interest under the Note (or such other indebtedness, as the case may be). To the extent the Company fails to make any contribution required under this
          Section 2.2, or to the extent the Company notifies the Trustee that it wishes to prepay any principal or interest under the Note (or such other indebtedness) without making a contribution hereunder, such contribution shall be deemed to have been made in the form of forgiveness of principal and interest then due and owing on the Note and such other indebtedness (or forgiveness of principal and interest to the extent of such prepayment, as the case may be). The Trustee shall be accountable for all contributions received by it, but shall have no duty to require any contributions to be made to it.

                    SECTION 2.3 Trust Corpus. As used herein, the term "Trust Corpus" shall mean any cash or Cash Equivalents or SF Securities delivered to the Trustee as described in Section 2.1 or 2.2 hereof, together with any earnings thereon or any proceeds from the disposition thereof, plus any cash or Cash Equivalents or SF Securities sold or otherwise delivered thereafter pursuant to Section 2.1 or 2.2 hereof, together with any earnings thereon or any proceeds from the disposition thereof (and less such amounts distributed from the Trust pursuant to the terms hereof). As used herein, the term "Cash Equivalents" shall mean securities issued or directly and fully guaranteed by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of less than one year from the date of acquisition. The Trust Corpus shall at all times be limited to SF Securities and cash or Cash Equivalents.

                                     ARTICLE III.

                             RELEASE OF THE TRUST CORPUS

                    SECTION 3.1 Use of Assets. 1. In accordance with the provisions hereof, the Trustee shall apply the Trust Corpus as directed by the Company (1) to the payment of any indebtedness (including the Note) of the Trust which is then outstanding, in accordance with the terms thereof, (2) on behalf of the Corporation to the satisfaction of the Corporation's obligations under the Plans, (3) to the reimbursement of payments made by the Corporation in satisfaction of its obligations under the Plans or
          (4) to the acquisition of additional SF Securities; provided, however, that the Trustee shall not be required to apply the Trust Corpus in the manner described in clauses (2) - (4) above during the period that the Company exercises its right to prevent the Trustee from disposing of SF Securities pursuant to Section 4.3, if and to the extent that, at the time the Company's direction to so apply the Trust Corpus is received by the Trustee, the Trust Corpus does not contain sufficient cash or Cash Equivalents to comply with the Company's direction without disposing of SF Securities. A direction by the Company to apply the Trust Corpus for a purpose described in clause (2) or (3) above may include a direction to deliver SF Securities in kind or to dispose of SF Securities and apply the proceeds therefrom for such purpose.

                       2. Except as provided in Sections 3.1(a) and 4.3, the Company shall have no power to direct the Trustee to take or omit to take any action with respect to the Trust Corpus.

                    SECTION 3.2 Release from Collateral. On each date on which payment is made (or deemed to have been made) of any principal amount of the Note (a "Principal Payment Date"), the following number of Acquired Shares (and related collateral) shall be released from collateral: the number of Acquired Shares held in the Trust as collateral immediately prior to the Principal Payment Date multiplied by a fraction, the numerator of which is the amount of the principal payment made (or deemed to have been made) on such date and the denominator of which is the principal amount of the Note outstanding immediately prior to such principal payment. Any shares of SF Securities subsequently acquired by the Trust with borrowed funds or other indebtedness of the Trust (and related collateral) shall be released from collateral in a manner consistent with the immediately preceding sentence. The Acquired Shares, SF Securities and related collateral released pursuant to this Section 3.2 (the "Released Collateral") shall be contributed to the trust established under a Plan or, in the case of any Plan under which no trust has been established, directly to Participants (or Beneficiaries, if appropriate) in accordance with the directions of the Company. Upon receiving directions from the Company, the Trustee shall sell any Released Collateral and transfer the proceeds of such sale to the trust established under such Plan or, in the case of any Plan under which no trust has been established, to such Plan's Participants (or Beneficiaries, if appropriate). Any such sale shall be made in the manner which the Trustee determines will produce the greatest yield (after transaction costs), and may be made in the open market or in a private transaction, including (with the Company's consent) a sale to the Company.

                    SECTION 3.3  Deliveries to Creditors of the
          Corporation. It is the intent of the parties hereto that the Trust Corpus is and shall remain at all times subject to the claims of the general creditors of the Company. Accordingly, neither the Trustee nor the Company shall create a security interest in the Trust Corpus in favor of the Plans, any participant therein (each, a "Participant") (or any beneficiary of such Participant) (each, a "Beneficiary")) or any creditor.
          If the Trustee receives the notice provided for in Section 3.4, or if the Trustee otherwise receives actual notice that the Company is insolvent or bankrupt as defined in Section 3.4, the Trustee shall make no further distributions of the Trust Corpus as directed by the Company but shall deliver the entire amount of the Trust Corpus only as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such a court, may direct. The Trustee shall resume distribution of the Trust Corpus as directed by the Company under the terms hereof, upon no less than 30 days' advance notice to the Company, if the Trustee determines that the Company was not, or is no longer, bankrupt or insolvent. Such determination shall be made in a timely fashion, and shall be based upon a decision of a court of competent jurisdiction, a report of a nationally recognized appraisal firm or a certification by the Chief Executive Officer of the Company or a determination of the Board of Directors of the Company (the "Board"). Unless the Trustee has actual knowledge of the Company's bankruptcy or insolvency, the Trustee shall have no duty to inquire whether the Company is bankrupt or insolvent.

                    SECTION 3.4 Notification of Bankruptcy or Insolvency. The Company shall advise the Trustee promptly in writing of the Company's bankruptcy or insolvency. The Company shall be deemed to be bankrupt or insolvent upon the occurrence of any of the following:

                            a.  The Company shall make an assignment
               for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver, liquidator, sequestrator, or any trustee for it or a substantial part of its assets, or shall commence any case under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar law or statute of any jurisdiction (federal or state), whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such case shall have been commenced against it, in which an order for relief is entered or which remains undismissed for a period of 120 days; or the Company by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or case or order for relief or to the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its property, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 120 days; or

                            b.  The Company shall generally not pay
               its debts as such debts become due or shall cease to pay its debts generally in the ordinary course of business.

                                     ARTICLE IV.

                             ADMINISTRATION OF TRUST FUND

                    SECTION 4.1  Trustee.  (a)  The duties and
          responsibilities of the Trustee shall be limited to those expressly set forth in this Trust Agreement and the Stock Purchase Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee.

                       (b)  If, under circumstances described in Section
          3.4 or otherwise, all or any part of the Trust Corpus is at any time attached, garnished, or levied upon by any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part thereof, then and in any of such events the Trustee is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, and it shall not be liable to the Corporation, any Plan or any Participant or Beneficiary by reason of such compliance even though such order, writ, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

                       (c) The Trustee or its agent shall maintain such books, records and accounts as may be necessary for the proper administration of the Trust Corpus, and shall render to the Company, within 30 days of the end of each calendar quarter, commencing with the calendar quarter ending March 31, 1996, until the termination of the Trust (and on the date of such termination or as promptly as practicable thereafter), an accounting with respect to the Trust Corpus as of the end of the then most recent calendar quarter (and as of the date of such termination).

                       (d) The Trustee shall not be liable for any act taken or omitted to be taken hereunder if taken or omitted to be taken by it in good faith. The Trustee shall also be fully protected in relying upon any notice or instruction given hereunder which it in good faith believes to be genuine and executed and delivered in accordance with this Trust.

                       (e) The Trustee may consult with legal counsel to be selected by it, including counsel to the Company, and the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel.

                       (f) The Trustee shall be reimbursed by the Company for its reasonable expenses incurred in connection with the performance of its duties hereunder and shall be paid reasonable fees for the performance of such duties. Any amounts payable to the Trustee under this paragraph (f) may be payable from the Trust Corpus if not paid by the Company.

                       (g) Except for any damages, losses, claims or expenses resulting from the Trustee's gross negligence or willful misconduct, the Company agrees to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred (including reasonable expenses of investigation and reasonable fees, charges and disbursements of counsel to the Trustee and any taxes imposed on the Trust Corpus or income of the Trust) arising out of or in connection with the performance by the Trustee of its duties hereunder. Without limiting the generality of the foregoing, the Trustee shall be under no liability to any person for any loss of any kind which may result by reason of any action taken by it pursuant to
          Section 4.4 or (2) by reason of its exercising or failing to exercise any power or authority under Section 4.4.

                       (h)  Subject to the provisions of this Trust
          Agreement, the Trustee shall have the following additional powers and authority, in furtherance of the purpose of the Trust as described in Section 1.1, with respect to property constituting a part or all of the Trust Corpus:

                            a.  At the direction of the Company, to
               acquire and hold SF Securities and cash or Cash Equivalents; to sell, exchange or transfer any such property at public or private sale for cash or on credit and grant options for the purchase or exchange thereof;

                            b.  To exercise any conversion privilege
               or subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association, any of the securities of which may at any time be held in the Trust and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire;

                            c.  To commence or defend suits or legal
               proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust;

                            d.  To exercise, personally or by general
               or limited power of attorney, any right, including the right to vote, appurtenant to any SF Securities or other property; to enter into any voting agreement or voting trust, which voting agreement or voting trust shall be binding upon any successor trustee but shall not survive as to any SF Securities disposed of for value by the Trustee;

                            e.  To engage legal counsel, including
               counsel to the Company, or any other suitable agents, to consult with such counsel or agents with respect to the construction of this Trust Agreement, the duties of the Trustee hereunder, the transactions contemplated by this Trust Agreement or any act which the Trustee proposes to take or omit to take, to rely upon the advice of such counsel or agents, and to pay its reasonable fees, expenses and compensation;

                            f.  To register any securities held by it
               in its own name or in the name of any custodian of such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form;

                            g.  At the direction of the Company, to
               make, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, proxies, releases or other instruments in writing necessary or proper for the exercise of any of the foregoing powers; and

                            h.  To take any other action necessary or
               advisable in furtherance of the foregoing powers and the purposes of this Trust.

                    SECTION 4.2 Successor Trustee. The Trustee may resign and be discharged from its duties hereunder at any time by giving to the Company notice in writing of such resignation specifying a date (not less than 30 days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, the Company shall appoint an independent financial institution as successor trustee, such trustee to become Trustee hereunder upon the resignation date specified in such notice. The Trustee shall continue to serve until its successor accepts the trust and receives delivery of the Trust Corpus. The Company may at any time substitute an independent financial institution as successor trustee by giving 15 days' notice thereof to the Trustee then acting; provided, however, that, during the pendency of and within six (6) months following the cessation of a Potential Change in Control (as defined in Section 5.2(d)) and following a Change in Control (as defined in Section 5.2(c)), such substitution must be approved in writing by at least two-thirds (2/3) of the Participants (and Beneficiaries of then-deceased Participants) in the Section 4.5 Plans other than Section 4.5 Plans maintained for the benefit of non-employee directors of the Company. In the event of such removal or resignation, the Trustee shall duly file with the Company a written statement or statements of account as provided in Section 4.1(c) for the period since the last previous quarterly accounting of the Trust, and if written objection to such account is not filed within 90 days, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account.

                    SECTION 4.3  Limitations on Sales.   Except as
          otherwise provided in Section 3.1(a) or 4.4(b) hereof, the Trustee shall not sell, exchange or transfer any SF Securities or grant any option for the purchase or exchange of any SF Securities (each a "Securities Transaction") unless the Trustee shall have given the Company 10 business days' prior notice of such Securities Transaction. The Trustee's notice shall state with respect to such Securities Transaction (i) the amount of SF Securities involved, (ii) whether such Securities Transaction will be effected through the public markets and (iii) the date such Securities Transaction is proposed to be entered into. If the Company is advised in writing by a recognized independent investment banking firm that such Securities Transaction would adversely affect any financing by the Company that had been contemplated by the Company prior to the receipt of such notice or if the Company determines in its good faith judgment that such Securities Transaction would require the Company to disclose material information which the Company has a bona fide business purpose for preserving as confidential or that the Company is unable to comply with SEC requirements prior to such Securities Transaction, the Company may give notice to the Trustee not to effect such Securities Transaction prior to the date specified in the Trustee's notice. Upon receipt of such a notice from the Company, the Trustee shall not effect such Securities Transaction for a period not to exceed 120 days from the date of the Company's notice or such lesser period as shall be specified in the Company's notice.

                    SECTION 4.4  Voting and Tendering of Common Stock.

                    (a) Voting of Common Stock. As more fully set forth herein, the manner in which shares of Common Stock held by the Trust are to be voted on each matter brought before an annual or special stockholders' meeting of the Company shall be exercised by the Trustee based upon the voting provisions contained in the Company's ESOP (or any successor or substitute employee benefit plan of the Company which the Company and the Trustee agree shall serve as the basis for implementing the provisions of this
          Section 4.4) (such plan being referred to herein as the "Stock Plan"). Not less than seventy-two (72) hours prior to each such meeting of stockholders, the Company shall cause the trustee of the Stock Plan to furnish to the Trustee a document setting forth the aggregate votes to be cast on each matter by such trustee with respect to shares of Common Stock (and securities convertible into Common Stock) held by the Stock Plan as of the record date for such stockholders' meeting, such votes to be based upon the instructions received as of such time from Stock Plan Participants and otherwise in accordance with the provisions of the Stock Plan then in effect, but without regard to any failure on the part of such trustee to follow such instructions or otherwise to abide by such provisions by reason of, for example, its fiduciary obligations under the Employee Retirement Security Act of 1974, as amended ("ERISA"). Upon timely receipt of such document by the Trustee, the Trustee shall on each such matter vote the number of shares (including fractional shares) of Common Stock held by the Trust in the same proportion as shares of Common Stock (and securities convertible into Common Stock) held by the Stock Plan are to be voted on such matter, based upon the preceding provisions of this Section 4.4(a).

                    (b) Tender or Exchange of Common Stock. As more fully set forth herein, the tender or exchange of shares of Common Stock (and securities convertible into Common Stock) shall be exercised by the Trustee based upon the tender or exchange provisions contained in the Company's Stock Plan. Not less than seventy-two (72) hours prior to the scheduled expiration date of a tender or exchange offer for Shares of Common Stock, the Company shall cause the trustee of the Stock Plan to furnish to the Trustee a document setting forth the number and percentage of shares of Common Stock (and securities convertible into Common Stock) held by the Stock Plan which will be tendered or exchanged, such number and percentage to be based upon the instructions received from Stock Plan Participants and otherwise in accordance with the provisions of the Stock Plan then in effect, but without regard to any failure on the part of such trustee to follow such instructions or otherwise to abide by such provisions by reason of, for example, its fiduciary obligations under ERISA. In the event the scheduled expiration date of such offer is changed, the foregoing provisions of this Section 4.4(b) shall be applied to each subsequent scheduled expiration date. Upon timely receipt of such document by the Trustee, the Trustee shall tender the number of shares of Common Stock held by the Trust in the same proportion as shares of Common Stock (and securities convertible into Common Stock) held by the Stock Plan are to be tendered or exchanged, based upon the preceding provisions of this Section 4.4(b).

                    (c) Nothing in this Section 4.4 shall be construed as permitting or requiring the divulging or release to any person affiliated with the Company of any confidential instructions provided to the trustee of the Stock Plan by individual Stock Plan Participants or Beneficiaries.

                    SECTION 4.5 Certain Change in Control Provisions. Notwithstanding any other provision hereof, following a Change in Control, (defined in Section 5.2(c)), (a) the Plans shall be limited to those Plans which, immediately prior to such Change in Control, are designated on Exhibit A hereto as "Section 4.5 Plans" until such time as all liabilities under such Section 4.5 Plans have been satisfied, (b) benefits under each Section 4.5 Plan shall be deemed to include payment or reimbursement to each Participant or Beneficiary of such Section 4.5 Plan of legal fees and other expenses incurred by such Participant or Beneficiary in seeking to obtain benefits or otherwise to enforce his or her rights under such Section 4.5 Plan, and (c) the Trustee shall make payment to a Participant or Beneficiary of any such Section
          4.5 Plan in accordance with written instructions received from such Participant or Beneficiary, which instructions shall include a certification (i) that such Participant or Beneficiary is entitled to payment under the Section 4.5 Plan, (ii) of the amount of such payment, (iii) that the Corporation has not made payment of such amount, and (iv) that a copy of such instructions has been provided to the Company. Unless the Company objects to the payment called for by such instructions within 10 business days of its receipt thereof (the bases for such objection by the Company being limited to (i) the Company's Insolvency (as defined in Section 3.4 hereof) and (ii) the amount of such payment clearly not being payable under the appropriate Section 4.5
          Plan), the Trustee shall make payment to the Participant or Beneficiary in accordance with such instructions. In the event the Trustee receives such objection within such 10-day period, it shall not make payment until receipt of, and then in accordance with, written instructions from the Company and the Participant or Beneficiary.

                                      ARTICLE V.

                          TERMINATION, AMENDMENT AND WAIVER

                    SECTION 5.1 Termination. The Trust shall be terminated on the earlier of the twentieth anniversary of the date hereof or the date on which any of the following events occurs (the "Termination Date"): (a) the Corporation's obligations under the Plans are satisfied in full; (b) the Trust Corpus is exhausted; or (c) such date as may be established by resolution of the Board, provided, however, that during the period specified in Section 5.2(b) hereof, the Board may not act to terminate the Trust. Upon termination of the Trust, any remaining portion of the Trust Corpus shall be applied in the following order: first, to satisfy any outstanding indebtedness of the Trust; second, as directed by the Company or its delegate pursuant to Section 3.1(a); and third, to fund obligations of the Corporation, or otherwise provide benefits to current employees of the Corporation, under one or more employee benefit plans, agreements, programs or arrangements (other than Plans). In no event shall the Company receive any distribution of the Trust Corpus upon termination of the Trust, except in repayment of indebtedness to the Company incurred by the Trustee or in reimbursement of payments made by the Corporation in satisfaction of its obligations under the Plans.

                    SECTIONS 5.2   Amendment and Waiver.  (a) Prior to a
          Potential Change in Control (as defined in Section 5.2(d), the Company and the Trustee may amend this Trust Agreement, including Exhibit A attached hereto, which is an integral part of this Trust Agreement, by written instrument executed and duly authorized by the Company and the Trustee; however, no such amendment shall accelerate the Termination Date or permit the Company to receive any distribution prohibited by the last sentence of Section 5.1.

                    (b) During the pendency of and within six (6) months following the cessation of a Potential Change in Control (as defined in Section 5.2(d)) and following a Change in Control (as defined in Section 5.2(c)), this Trust Agreement may be amended in the manner and subject to the provisions of Section 5.2(a); provided, however, that if any such amendment would be adverse in any way to the interests of any Participant or Beneficiary (an "Adverse Amendment"), then such amendment must be approved in writing by at least two-thirds (2/3) of the Participants (and Beneficiaries of then-deceased Participants) in the Section 4.5 Plans other than Section 4.5 Plans maintained for the benefit of non-employee directors of the Company. For purposes of this
          Section 5.2(b), an Adverse Amendment shall include, but not be limited to, (i) an amendment which removes one or more Plans from Exhibit A hereto or which would change the status of any Plan as a "Section 4.5 Plan"; (ii) any amendment to Sections 2.2, 3.2 or
          4.5 hereof or to this Article V.

                    (c) A "Change in Control" shall be deemed to have occurred when and only when the first of the following events occurs:

                            a.  any "person" (as that term is used in
               Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than (1) any employee plan established by the Corporation, (2) the Corporation, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities; or

                            b.  during any period of two consecutive
               years, individuals who at the beginning of such period constituted the Board and any new director (other than an individual whose nomination for election is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment, election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

                            c.  there is consummated a merger or
               consolidation of the Company or a subsidiary thereof with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 80% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or

                            d.  there is consummated a sale or
               disposition by the Company of all or substantially all the Company's assets.

                    (d) A "Potential Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                            (i)  any person (as defined in Section
               5.2(c)(i) above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding voting securities; or

                            (ii)  the Company enters into an
               agreement, the consummation of which would result in the occurrence of a Change in Control; or

                            (iii)  any person (as defined in Section
               5.2(c)(i) above) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute or result in a Change in Control; or

                            (iv)  any person (as defined in Section
               5.2(c)(i) above) commences a solicitation (as defined in Rule 14a-1 of the General Rules and Regulations under the Exchange Act) of proxies or consents which has the purpose of effecting or would (if successful) result in a Change in Control; or

                            (v)  a tender or exchange offer for voting
               securities of the Company, made by a person (as defined in Section 5.2(c)(i) above), is first published or sent or given (within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act).

                                      ARTICLE VI

                                  GENERAL PROVISIONS

                    SECTION 6.1 Certain Provisions Relating to This Trust Agreement. (a) This Trust Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

                       (b) This Trust Agreement shall be governed by and construed in accordance with the laws of Delaware, without reference to any provisions of such laws regarding choice of laws or conflict of laws.

                       (c) In the event that any provision of this Trust Agreement or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each other provision of this Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

                    SECTION 6.2 Notices. Any notice, report, demand or waiver required or permitted hereunder shall be in writing and shall be given personally, delivered by overnight delivery service or sent by telecopier, addressed as follows:

                    If to the Company:

                       Savannah Foods & Industries, Inc.
                       2 East Bryan Street
                       Savannah, Georgia  31401
                       Attention:  Senior Vice President, Chief Financial
                                     Officer and Treasurer

                    If to the Trustee:

                       Wachovia Bank of North Carolina, N.A.
                       P.O. Box 3099
                       Winston-Salem, North Carolina  27150
                       Mail Code NC-31013
                       Attention:       Beverley H. Wood
                                        Senior Vice President

          Notices shall be effective only upon receipt.

                    The Company or Trustee may change the address to which notices, requests and other communications are to be sent to it by giving written notice of such address change to the other parties in conformity with this Section 6.2.

                    SECTION 6.3 Gender and Number. Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Likewise, wherever any words are used herein in the plural form, they shall be construed as though they were also used in the singular form in all cases where they would so apply.

                    SECTION 6.4 Headings. The headings and subheadings of this Agreement have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

                    SECTION 6.5 No Third Party Beneficiaries. Nothing in this Trust, express or implied, is intended to or shall confer on any particular person, other than the Company and the Trustee, any right, benefit or remedy of any nature whatsoever under or by reason of this Trust, and no such person shall have any right, title or interest in or any claim to the Trust Corpus except to the extent expressly provided in Section 5.1 upon termination of this Trust. In particular, it is the express intent of the parties that (i) this Trust shall not form part of any of the Plans, (ii) neither any Plan nor any Participant in any of the Plans (nor any Beneficiary of such Participant) shall have any right, title or beneficial ownership or other interest in or any claim (preferred or otherwise) to the Trust Corpus, nor shall any such participant have any right to compel, restrain or otherwise direct the exercise of the respective powers of Trustee and the Company hereunder, it being understood that the rights of each such Participant (and Beneficiary) shall be determined in accordance with the provisions of the Plans and (iii) the Trust Corpus shall not be deemed to be held under any trust for the benefit of any such Participant (or Beneficiary) or to be collateral security for the performance of the obligations of the Corporation.

                    SECTION 6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together constitute but one instrument, which may be sufficiently evidenced by any counterpart.

                    SECTION 6.7 Directions by Company. Except as otherwise provided herein, all directions by the Company to the Trustee shall be effected by any two officers of the Company from the group of officers consisting of the Chief Executive Officer, Chief Financial Officers, Executive Vice Presidents and Senior Vice Presidents. The Company shall provide to the Trustee an incumbency certificate with respect to each member of the foregoing group of officers and, in the absence of actual knowledge to the contrary, the Trustee shall be conclusively entitled to rely on such certificates as to each such individual's authority to provide directions to the Trustee hereunder.


                    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal in their respective names by their duly authorized officers the day and year first above written.

                             SAVANNAH FOODS & INDUSTRIES, INC.

                             By /s/  GREGORY H. SMITH
                                Name:   Gregory H. Smith
                                Title:  Senior Vice President, Chief
                                          Financial Officer and Treasurer

                             WACHOVIA BANK OF NORTH CAROLINA, N.A.,
                             solely in its capacity as
                             trustee under this Trust
                             Agreement

                             By /s/  BEVERLY H. WOOD
                                Name:   Beverly H. Wood
                                Title:  Senior Vice President


          EXHIBIT A

                          SAVANNAH FOODS & INDUSTRIES, INC.

                                        PLANS

          Section 4.5 Plans

          1. Deferred Compensation Plan for Key Employees of Savannah Foods & Industries, Inc. and Subsidiaries (effective August 1, 1990), as amended, and all deferred compensation agreements or elections made thereunder

          2. Deferred Compensation Plan for Key Employees of Savannah Foods & Industries, Inc. (Amendment and Restatement effective August 12, 1983), as amended, and all deferred compensation agreements or elections made thereunder

          3. Deferred Compensation Plan for Key Employees of Michigan Sugar Company (initially effective January 1, 1985), as amended, and all deferred compensation agreements or elections made thereunder

          4. Deferred Compensation Plan for directors of Savannah Foods & Industries, Inc. (amended and restated effective August 4,
               1989), as amended, and all deferred compensation agreements or elections made thereunder

          5. Supplemental Executive Retirement Plan (SERP) of Savannah Foods & Industries, Inc. and Subsidiaries (Second Amendment and Restatement Effective January 1, 1989), as amended, and all deferred compensation agreements or elections made thereunder

          6. Deferred Compensation Agreement between Walter C. Scott and Savannah Foods & Industries, Inc. (dated December 27, 1984)

          7. Deferred Compensation Agreement between William W. Sprague, Jr. and Savannah Foods & Industries, Inc. (dated October 5,
               1992)

          8. Deferred Compensation Agreement between Ernest Flegenheimer and Michigan Sugar Company (dated September 8, 1992)

          Other Plans

          1. Savannah Foods & Industries, Inc. Employee Stock Ownership Plan, amended and restated effective January 1, 1989

          2. Retirement Income Plan for Employees of Savannah Foods & Industries, Inc., effective July 1, 1934